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                                 EXHIBIT 5(a)

August 23, 2000
E.I. duPont de Nemours and Company
1007 Market Street
Wilmington, Delaware 19898

Sir/Madam:

          Reference is made to the Registration Statement being filed by you with the Securities and Exchange Commission, relating to thirty thousand (30,000) shares of E.I. duPont de Nemours and Company (hereinafter called "the Company") $0.30 par value Common Stock ("Common Stock"). It is my opinion that:

          (a) the Company is duly organized and existing under the laws of the State of Delaware; and

          (b) all shares of Common Stock so registered are or will when sold, be legally issued, fully paid and nonassessable.

          I hereby consent to the use of this opinion in connection with the above-mentioned Registration Statement.

                                                  Very truly yours,



                                                  Stacey J. Mobley
                                                  Senior Vice President
                                                  and Chief Administrative
                                                  Officer and General Counsel